EXHIBIT 10(iv)

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into by and between American Oil & Gas, Inc., a Nevada corporation (the "Company"), and Andrew P. Calerich ("Employee") effective as of April 21, 2005. Employee and Company are sometimes referred to individually as a "Party" and collectively as the "Parties."

                                    Recitals:
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A. The Employee has previously entered into an employment agreement with the Company dated as of July 16, 2003 (the "Old Employment Agreement"), effective for three years from the date thereof, and pursuant to which the Employee was granted 500,000 shares of common stock (the "Old Shares") of the Company, par value $0.001 per share (the "Common Stock"), 250,000 of which shares vested on July 1, 2004 and 250,000 of which are scheduled to vest on July 1, 2005, so long as Employee continues to be employed by Employer on such date.

B. The Company and the Employee desire to enter into this Agreement to amend, and replace in its entirety from April 21, 2005 and thereafter, the Old Employment Agreement.

     In consideration of the mutual covenants, promises and agreements herein contained, the Company and Employee hereby covenant, promise and agree to and with each other as follows:

     1. Employment. The Company shall employ Employee and Employee shall perform services for and on behalf of the Company upon the terms and conditions set forth in this Agreement.

     2. Positions and Duties of Employment. Employee shall be required to devote his full energy, skill and best efforts as required to the furtherance of his managerial duties with the Company as the Company's President and Chief Financial Officer, or such other senior executive officer as determined by the Board of Directors of the Company (the "Board").

     Employee understands that his employment by the Company involves a high degree of trust and confidence, that he is employed for the purpose of furthering the Company's reputation and improving the Company's operations and profitability, and that in executing this Agreement he undertakes the obligations set forth herein to accomplish such objectives. Employee agrees that he shall serve the Company fully, diligently, competently, and to the best of his ability. Employee certifies that he fully understands his right to discuss this Agreement with his attorney, that he has availed himself of this right to the extent that he desires, that he has carefully read and fully understands this entire Agreement, and that he is voluntarily entering into this Agreement.

     3. Duties. Employee shall perform the following services for the Company:

          3.1 Employee shall serve as President and Chief Financial Officer of the Company, or in such other senior executive officer positions as determined by the Board, and in those capacities shall work with the Company to pursue the Company's plans as directed by the Board. Employee shall have the responsibilities, duties, obligations, rights, benefits, and requisite authority as is customary for the positions of President and Chief Financial Officer, and as may be determined by the Board.

          3.2 During the term of this Agreement, Employee shall devote substantially all of Employee's business time, attention, knowledge, and skills solely to the business and interests of the Company and to the performance of Employee's duties under this Agreement. Without limiting the foregoing, Employee shall perform services on behalf of the Company for at least 40 hours per week, and Employee shall be available at the request of the Company at other times, including weekends and holidays, to meet the needs and requests of the Company's customers.

          3.3 During the term of this Agreement, Employee will not engage in any other activities or undertake any other commitments that conflict with or take priority over Employee's responsibilities and obligations to the Company and the Company's customers, including without limitation those responsibilities and obligations incurred pursuant to this Agreement.

     4. Term. Unless terminated earlier as provided for in this Agreement, the term of this Agreement shall commence on the date hereof and end on the fifth anniversary of the date hereof (the "Term"). If the employment relationship is terminated by either Party, Employee agrees to cooperate with the Company and with the Company's new management with respect to the transition of the new management in the operations previously performed by Employee. Upon Employee's termination, Employee agrees to return to the Company all Company documents (and all copies thereof), any other Company property in Employee's possession or control, and any materials of any kind that contain or embody any proprietary or confidential material of the Company.

     5. Compensation.

          (a) The Employee shall receive a salary at the annual rate of $95,000, subject to possible increases from time to time in the discretion of the Board, or a committee selected by the Board, payable in accordance with the Company's customary payroll practices.

          (b) Employee shall be entitled to participate in the Company's 2004 Stock Option Plan, and hereby is awarded the right and option to purchase 500,000 shares of Common Stock thereunder (the "Options"). Each of the Options shall be exercisable at the price equal to the price per share of the last sale transaction recorded on the OTC Bulletin Board on the date of this Agreement. One-sixth of the Options shall be immediately exercisable, and one-sixth of the Options shall become exercisable on April 21st of each of 2006, 2007, 2008, 2009, and 2010. The terms and conditions of the Options shall be documented by, and are subject to, a Stock Option Agreement between the Company and the Employee to be executed at the time of execution of this Agreement.

          (c) In addition to the other compensation in this Section 5, 125,000 shares of the Old Shares that have not currently vested pursuant to the terms of the Old Employment Agreement shall vest on May 1, 2005 and the remaining 125,000 shares of the Old Shares that have not currently vested pursuant to the terms of the Old Employment Agreement shall vest on July 1, 2005, which is the same vesting date as provided in the Old Employment Agreement.

          (d) The Employee shall be entitled to, at the discretion of the Board, or a committee selected by the Board, a performance-based bonus.

          (e) The Company shall include Employee, if otherwise eligible, in any other profit sharing plan, executive stock option plan, pension plan, retirement plan, medical and/or hospitalization plan, and/or any and all other benefit plans, which may be placed in effect by the Company for the benefit of the Company's employees during the Term. Except for the fact that the Company at all times shall provide Employee with all or at least a portion of Employee's medical and/or hospitalization insurance, which shall not be less than that afforded to the Company's other employees, nothing in this Agreement shall limit
(i) Company's ability to exercise the discretion provided to it under any such benefit plan, or (ii) the Company's discretion to adopt, not adopt, amend or terminate any such benefit plan at any time.

          (f) The Company shall provide Employee with three weeks vacation leave per each year of Employee's employment and sick leave consistent with Company plans and policies in effect for Employees from time to time.

          (g) Any payments which the Company shall make to Employee pursuant to this Agreement shall be reduced by standard withholding and other applicable payroll deductions, including but not limited to federal, state or local income or other taxes, Social Security and Medicare Taxes, State Unemployment Insurance, State Disability Insurance, and the like.

          (h) During the term of his employment, Employee shall be reimbursed for reasonable expenses that are authorized by the Company and that are incurred by Employee for the benefit of the Company in accordance with the standard reimbursement practices of the Company. Any direct payment or reimbursement of expenses shall be made only upon presentation of an itemized accounting conforming in form and content to standards prescribed by the Internal Revenue Service relative to the substantiation of the deductibility of business expenses.

     6. Confidentiality. Employee hereby warrants, covenants and agrees that, Employee may disclose confidential information, including but not limited to (a) information, memoranda, plans or other documents concerning Company's business or development plans, customers or suppliers, (b) Company's development, or sales and marketing methods or techniques, or (c) Company's trade secrets and other "know-how" or information not of a public nature, regardless of how such information came to the custody of Employee, only when Employee believes such disclosure to be in the best interest of the Company and never contrary to the specific written instruction of the Board. For purposes of this Agreement, such information shall include, but not be limited to, information, including a formula, pattern, compilation, program, device, method, technique or process, that (i) derives independent economic value, present or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and
(ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The warranty, covenant and agreement set forth in this paragraph shall not expire, shall survive this Agreement, and shall be binding upon Employee without regard to the passage of time or other events.

     7. Non-Compete.

          (a) Employee acknowledges and recognizes the highly competitive nature of the Company's business and that Employee's duties hereunder justify restricting Employee's further employment. The Employee agrees that so long as the Employee is employed by the Company, Employee, except when acting at the request of the Company on behalf of or for the benefit of the Company, (i) will not induce customers, agents or other sources of distribution of the Company's business under contract, doing business with the Company, or in negotiations to do business with the Company to terminate, reduce, alter or divert business with or from the Company, (ii) will not, directly or indirectly, solicit or induce, or enter into any discussions that would have the effect of soliciting or inducing, any individual that was, within ninety days prior to the termination of this Agreement, an employee of Company or any of Company's affiliates to leave the Company or such affiliate of the Company, (iii) will not, directly or indirectly, employ any individual that was, within ninety days prior to the termination of this Agreement, an employee of either the Company or an affiliate of the Company, and (iv) shall not, directly or indirectly, either as a principal, agent, employee, employer, consultant, partner, member or manager of a limited liability company, shareholder of a company that does not have securities registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or shareholder in excess of one percent of a company that has securities registered under the 1934 Act, corporate officer or director, or in any other individual or representative capacity, engage or otherwise participate in any manner or fashion in any business that is in competition in any manner whatsoever with the business activities of Company. Employee further covenants and agrees that the restrictive covenant set forth in this paragraph is reasonable as to duration, terms, and geographical area and that the same protects the legitimate interests of Company, imposes no undue hardship on Employee, and is not injurious to the public. Ownership by Employee, for investment purposes only, of less than one percent of any class of securities of a corporation if said securities are listed on a national securities exchange or registered under the 1934 Act shall not constitute a breach of the covenant set forth under (iv) above. It is the desire and intent of the Parties that the provisions of this paragraph be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph shall be adjudicated to be invalid or unenforceable, this paragraph shall be deemed amended to apply in the broadest allowable manner and to delete therefrom the portion adjudicated to be invalid or unenforceable, such amendment and deletion to apply only with respect to the operation of paragraph in the particular jurisdiction in which that adjudication is made.

          (b) In the event that Employee's employment with Company is terminated pursuant to Section 8(a) below, the provisions in Section 7(a) above shall continue to apply for a period of 12 months following the date of termination, however, such provisions will be limited geographically to any areas that Company is currently developing, or any areas that Company has, during the 12 month period prior to the date of termination, analyzed to determine if development and exploration is feasible in such area. Company shall, no later than thirty days after the termination of Employee's employment pursuant to
Section 8(a) below, provide Employee with a list of areas to which Section 7(a) is limited.

     8. Termination.

          (a) In the event that Employee's employment with the Company is terminated for Cause, by reason of Employee's death or disability, or due to Employee's resignation or voluntary termination, then all compensation and benefits will cease as of the effective date of such termination, and Employee shall receive no severance benefits, or any other compensation; provided that Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination.

               (i) For purposes of this Agreement, "Cause" shall mean that the Board, acting in good faith based upon the information then known to the Company, determines that Employee has engaged in or committed any of the following: willful misconduct, g15 ross negligence, theft, fraud, or other illegal conduct; refusal or unwillingness to perform Employee's duties; performance by Employee of Employee's duties determined by the Board to be inadequate in a material respect; breach of any applicable non-competition, confidentiality or other proprietary information or inventions agreement between Employee and the Company; inappropriate conflict of interest; insubordination; failure to follow the directions of the Board or any committee thereof; or any other material breach of this Agreement. Indictment or conviction of any felony, or any entry of a plea of nolo contendre in a felony proceeding, under the laws of the United States or any State shall also be considered "Cause" hereunder.

          (b) In the event that the Board determines, in its sole discretion, that it is in the best interests of the Company to terminate the Employee's employment with the Company, and the Board does not desire to base such termination on the provisions of Section 8(a) regardless of whether it is unable or does not desire to do so, then all compensation and benefits will cease as of three months after the effective date of such termination, and Employee shall receive no severance benefits, or any other compensation; provided that Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the date which is three months after the effective date of termination.

          (c) Employee agrees that the payments contemplated by this Agreement shall constitute the exclusive and sole remedy for any termination of employment, and Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

          (d) Any party terminating this Agreement shall give prompt written notice ("Notice of Termination") to the other party hereto advising such other party of the termination of this Agreement stating in reasonable detail the basis for such termination.

     9. Remedies. If there is a breach or threatened breach of any provision of
Section 6 or Section 7 of this Agreement, the Company will suffer irreparable harm and shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

     10. Severability. It is the clear intention of the Parties to this Agreement that no term, provision or clause of this Agreement shall be deemed to be invalid, illegal or unenforceable in any respect, unless such term, provision or clause cannot be otherwise construed, interpreted, or modified to give effect to the intent of the Parties and to be valid, legal or enforceable. The Parties specifically charge the trier of fact to give effect to the intent of the

Parties, even if in doing so, information of a specific provision of this Agreement is required consistent with the foregoing stated intent. In the event that such a term, provision, or clause cannot be so construed, interpreted or modified, the validity, legality and enforceability of the remaining provisions contained herein and other application(s) thereof shall not in any way be affected or impaired thereby and shall remain in full force and effect.

     11. Waiver of Breach. The waiver by the Company or Employee of the breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach by that Party.

     12. Entire Agreement. This document contains the entire agreement between the Parties and supersedes all prior oral or written agreements, if any, concerning the subject matter hereof or otherwise concerning Employee's employment by the Company. This Agreement may not be changed orally, but only by agreement in writing signed by the Parties.

     13. Governing Law. This Agreement, its validity, interpretation and enforcement, shall be governed by the laws of the State of Colorado, excluding conflict of laws principles. Employee hereby expressly consents to personal jurisdiction in the state and federal courts located in Denver County, Colorado for any lawsuit filed there against him by the Company arising from or relating to this Agreement.

     14. Notices. Any notice pursuant to this Agreement shall be validly given or served if that notice is made in writing and delivered personally or sent by certified mail or registered, return receipt requested, postage prepaid, to the following addresses:

     If to Company:   American Oil & Gas, Inc.
                      1050 17th Street, Suite 1850
                      Denver, CO  80265
                      Attention:  Patrick O'Brien

     If to Employee:  To the address for Employee set forth below his signature.

     All notices so given shall be deemed effective upon personal delivery or, if sent by certified or registered mail, five business days after date of mailing. Either party, by notice so given, may change the address to which his or its future notices shall be sent.

     15. Assignment and Binding Effect. This Agreement shall be binding upon Employee and the Company and shall benefit the Company and its successors and assigns. This Agreement shall not be assignable by Employee.

     16. Headings. The headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     17. Construction. Employee represents he has (a) read and completely understands this Agreement and (b) had an opportunity to consult with any legal and other advisers as he has desired in connection with this Agreement. This Agreement shall not be construed against any one of the Parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the day and year first above written.


EMPLOYEE                                       AMERICAN OIL & GAS, INC.


/s/ Andrew P. Calerich                         /s/ Patrick D. O'Brien
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Andrew P. Calerich, Individually               Name: Patrick D. O'Brien
                                               Title: Chief Executive Officer